UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023 (August 24, 2023)

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Note Financing

On August 24, 2023, Snail, Inc. (the “Company”) entered into that certain Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors (the “Investors”), pursuant to which the Company sold, and each of the Investors purchased, an initial Original Issue 7.4% Discount Convertible Note (each, a “Note”, and collectively, the “Notes”) in an aggregate principal amount of $1,080,000, convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and an initial warrant to purchase up to an aggregate of 714,285 shares of the Company’s Common Stock (each, a “Warrant”, collectively, the “Warrants,” and together with the Notes, the “Securities”) (the “Convertible Note Financing”). The Notes and the Warrants constituted the first tranche of notes and warrants issuable under the Purchase Agreement (the “First Tranche”). So long as the Company complies with certain conditions set forth in the Purchase Agreement and the Registration Rights Agreement (as defined below), the Company will sell and the Investors will purchase, an additional $1,080,000 of aggregate principal amount of Notes and Warrants in the second tranche of the Convertible Note Financing. In connection with the Convertible Note Financing, the Company entered into the Registration Rights Agreement, dated August 24, 2023 (the “Registration Rights Agreement”), with the Investors.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investors. The First Tranche closed on August 24, 2023. The gross proceeds the Company received from the First Tranche prior to payment of transaction expenses was $1,000,000. Moody Capital Solutions, Inc. served as placement agent for the Convertible Note Financing.

Original Issue 7.4% Discount Convertible Notes

The Notes carry an original issue discount of approximately 7.4%, are repayable beginning six months from the original issuance date and accrue interest at a rate of 7.5% per annum. The maturity date of each of the Notes is May 24, 2024 (the “Maturity Date”). The Outstanding Balance of the Notes as of the six-month anniversary of the original issuance date shall be paid in equal consecutive monthly installments, commencing on such date and on the first Trading Day of each month thereafter. The Company may prepay any portion of the principal amount, plus any accrued but unpaid interest (the “Outstanding Balance”) of the Notes upon at least 15 Trading Days’ (as such term is defined in the Notes) written notice to the Investors by paying an amount equal to the Outstanding Balance then being prepaid.

The Notes are convertible (in whole or in part) at any time at least three months from their original issuance date into the number of shares of Common Stock equal to (x) that portion of the Outstanding Balance that the Note holder elects to convert divided by (y) a conversion price that is equal to 90% of the average of the three lowest daily VWAPs (as such term is defined in the Notes) of the Common Stock during the 10 Trading Day period ending on the Trading Day immediately prior to delivery or deemed delivery of the notice to convert.

The Notes set forth certain standard events of default (such event, an “Event of Default”), which, upon such Event of Default, requires the Company within ten Trading Days to remedy or the Investors to waive such Event of Default; provided that there is no cure period for certain Events of Default, including, but not limited to, if the Company or any of its Subsidiaries files a bankruptcy petition or if a proceeding or case is commenced in respect of the Company or any of its Subsidiaries, without its application consent, seeking, among other things, the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, and such proceeding or case continues undismissed, or unstayed and in effect, for a period of 60 days. If such Event of Default is not remedied or waived within ten Trading Days, the Company is obligated to pay the Investors an amount equal to 120% of the sum of (x) the outstanding principal of the Note on the date on which the first Event of Default has occurred and (y) any accrued and unpaid interest thereon, if any (the “Mandatory Default Amount”), and if the Note is converted whenever an Event of Default has occurred and is continuing without cure, such Investor will have the option to convert the Mandatory Default Amount at an alternative conversion price that is equal to 85% of the lowest daily VWAP in the 10 Trading Days immediately preceding the applicable date of conversion. After the occurrence and during the continuance of an Event of Default, interest will accrue under the Notes at a rate equal to 16% per annum or, if less, the highest amount permitted by law (the “Default Interest”), will compound monthly based upon a 360 day year, and will be due and payable on the first Trading Day of each month during the continuance of such Event of Default.

Description of the Warrant

The Warrants are exercisable for shares of the Common Stock (the “Warrant Shares”) at a price of $1.89 (the “Exercise Price”) and may be exercised during the exercise period commencing on November 24, 2023 and ending on the date that is five years thereafter. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, recapitalizations and the like.

Registration Rights

Under the Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the Securities with the Securities and Exchange Commission (the “SEC”) within 30 calendar days after the date of the Registration Rights Agreement and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day after the date of the Registration Rights Agreement (the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the resale registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date will be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date will be the next succeeding Trading Day. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, an Event of Default under the Note shall have occurred.

Equity Line of Credit Financing

On August 24, 2023, the Company entered into a securities purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”), pursuant to which the Company sold, and the Equity Line Investor purchased, up to $5,000,000 of shares of the Company’s Common Stock (the “Shares”) in connection with a warrant to purchase up to 367,647 Shares (the “Equity Line Warrant”) from the Company.

Pursuant to the Purchase Agreement, the Company agreed to file a resale registration statement covering the resale of the Securities with the SEC and to use best efforts to cause such resale registration statement to be declared effective by the SEC within certain time frames.

The Purchase Agreement provides customary representations, warranties and covenants of the Company and the Investor.

Equity Line Warrant

The Equity Line Warrant is exercisable for shares of the Company’s common stock at a price of $1.50 (the “Equity Line Warrant Exercise Price”) and expires five years from the date of issuance. The Equity Line Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, recapitalizations and the like.

The Equity Line of Credit Financing contemplated under the Equity Line Purchase Agreement closed on August 24, 2023.

Entry into the Convertible Note Financing and Equity Line of Credit Financing described herein was approved by the Company’s board of directors on August 22, 2023.

All capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, Note, Warrant, Registration Rights Agreement, Equity Line Purchase Agreement and Equity Line Warrant. The foregoing descriptions of the Purchase Agreement, Note, Warrant, Registration Rights Agreement, Equity Line Purchase Agreement and Equity Line Warrant do not purport to be complete and each is qualified in its entirety by reference to the full text of the Purchase Agreement, Note, Warrant, Registration Rights Agreement, Equity Line Purchase Agreement and Equity Line Warrant, the forms of which are filed as Exhibits 10.1, 4.3, 4.1, 10.2, 10.3 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants were, and will be, offered pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, or in the event of an issuance of shares of Common Stock underlying the Warrants on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act. Each Investor is an “accredited investor” as that term is defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act. The Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Equity Line Warrant
4.3	Form of Note
10.1*	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Equity Line Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: August 30, 2023	By:	/s/ Jim S. Tsai
	Name:	Jim S. Tsai
	Title:	Chief Executive Officer